UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 14, 2019

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities
National CineMedia, Inc. (“NCM, Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), provided written notices as of March 14, 2019 setting forth the determination of common membership units due to/from the members of NCM LLC as shown in the table below, in accordance with the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), Regal Cinemas, Inc. and Cinemark USA, Inc. Regal, AMC and Cinemark are referred to collectively as the “Founding Members.” The common membership units are expected to be issued on March 28, 2019, the settlement date.
The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with new theater construction or acquisitions and dispositions or closures by each Founding Member.  The adjustment of membership units pursuant to the Common Unit Adjustment Agreement are conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theaters, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance.
Following is a summary of the beneficial ownership of NCM LLC units that will result from this most recent common unit adjustment:

Founding Member Group	Number of Units Owned Prior to Adjustments	Number of Units Issued per 2018 Adjustment (as of Dec. 27, 2018)	Total Number of Units Owned Post Adjustments
AMC	—	197,118	197,118
Cinemark	39,518,644	219,056	39,737,700
Regal	41,142,178	628,491	41,770,669
NCM, Inc. (1)	76,976,398	—	76,976,398
Total	157,637,220	1,044,665	158,681,885
_________________

(1)
Excludes the issuance of NCM LLC units with respect to restricted shares which have vested and stock options which have been exercised subsequent to December 27, 2018 as these NCM LLC units are issued at each quarter end.

Following the issuance (surrender) of these common membership units pursuant to the Common Unit Adjustment Agreement for fiscal 2018, each Founding Member’s beneficial ownership interest in NCM LLC will change as follows:

Founding Member Group	Ownership Interest Prior to Adjustments	Ownership Interest Post Adjustments	Change
AMC	0.0%	0.1%	+0.1
Cinemark	25.1%	25.1%	—
Regal	26.1%	26.3%	+0.2
NCM, Inc. (1)	48.8%	48.5%	-0.3
_________________

(1)
Excludes the issuance of NCM LLC units with respect to restricted shares which have vested and stock options which have been exercised subsequent to December 27, 2018 as these NCM LLC units are issued at each quarter end.

Pursuant to NCM, Inc.’s Second Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, as amended, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its common stock on a one-for-one basis.  Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM, Inc.’s common stock.
Neither NCM, Inc. nor NCM LLC will receive any cash consideration in exchange for the issuance of the units. The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering. Appropriate legends will be affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc. and NCM LLC.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit	Description
10.1
Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission)  (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC

Dated: March 18, 2019	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: March 18, 2019	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer